EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 14, 2022 (the “Closing Date”), Holly Energy Partners, L.P. (“HEP” or the “Partnership”), The Sinclair Companies (now known as REH Company, referred to herein as “Sinclair”), and Sinclair Transportation Company (now known as Sinclair Transportation Company, LLC, referred to herein as “STC”), completed the previously announced transaction whereby HEP acquired all of the outstanding equity interests of STC in exchange for 21 million newly issued common limited partner units of HEP (“common units”), representing 17% of the outstanding HEP common units, with a value of approximately $349.0 million based on HEP’s fully diluted common units outstanding and the closing unit price on March 11, 2022, plus cash consideration equal to $321.4 million (the “HEP Transaction”), inclusive of estimated working capital adjustments as set forth in the contribution agreement executed between the parties on August 2, 2021. The aggregate transaction value was $670.4 million, with the cash consideration funded through a draw under HEP’s senior secured revolving credit facility.

The unaudited pro forma condensed combined statement of operations and related footnotes (the “Pro Forma Statement of Operations”) have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, which is herein referred to as Article 11. The Pro Forma Statement of Operations presents the combination of the financial information and the pro forma effects with respect to the HEP Transaction, further details of which are included within the related footnotes.

The Pro Forma Statement of Operations is presented for informational purposes only and is not necessarily indicative of the results of operations that would have occurred had the HEP Transaction been consummated as of the date indicated, nor does it project the results of operations of the combined company following the effective date. The information presented in the Pro Forma Statement of Operations does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the HEP Transaction.

The Pro Forma Statement of Operations is intended to provide information about the continuing impact of the HEP Transaction as if it had been consummated as of an earlier date. The HEP Transaction accounting adjustments are based on available information and certain assumptions that management believes are factually supportable as further described below. In the opinion of management, all adjustments necessary to present fairly the Pro Forma Statement of Operations have been made.

The HEP Transaction was accounted for using the acquisition method of accounting with HEP identified as the accounting acquirer. Under the acquisition method of accounting, HEP has recorded the assets acquired and liabilities assumed from STC at their respective acquisition date fair values at the effective date. As of the date of this Current Report on Form 8-K, the purchase price allocation that the Pro Forma Statement of Operations is based on is still preliminary.

The Pro Forma Statement of Operations has been prepared from the respective historical consolidated financial statements of HEP and STC, adjusted to give effect to the HEP Transaction. The Pro Forma Statement of Operations combines the historical consolidated results of operations of HEP (which includes the historical results of operations of STC from the Closing Date through March 31, 2022) and STC (which includes the historical results of operations from January 1, 2022 through March 13, 2022), giving effect to the HEP Transaction as if it had been consummated on January 1, 2021. The Pro Forma Statement of Operations contains certain reclassification adjustments to conform the historical STC financial statement presentation to HEP’s financial statement presentation.

HEP incurred certain non-recurring charges in connection with the HEP Transaction, the substantial majority of which consisted of transaction costs related to financial advisors, legal advisors, financial advisory services and professional accounting services. Such costs are included within the historical consolidated financial statements of HEP for the three months ended March 31, 2022. Further, there may be additional charges related to other integration activities resulting from the HEP Transaction, the timing, nature, and amount of which HEP’s management could not identify as of the date of this Current Report on Form 8-K. Any such additional charges could affect the future results of the post-acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond 12 months from the effective date. Accordingly, such additional charges are not reflected in the Pro Forma Statement of Operations.

The fair value estimates of the STC assets acquired and liabilities assumed are preliminary as HEP continues to complete the detailed valuation analysis to arrive at the required final estimates, which will be completed as soon as practicable, and will not extend beyond the one-year measurement period provided under Accounting Standards Codification 805, Business Combinations (“ASC 805”).

The final determination of the fair values of the assets and liabilities of STC will be based on the actual net tangible and intangible assets and liabilities of STC that existed as of the Closing Date of the HEP Transaction. In addition, the portion of the purchase consideration paid in HEP common units was determined based on the closing price of HEP’s common units on the effective date of the HEP Transaction. As a result of the foregoing, the pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuation could result in adjustments to the Pro Forma Statement of Operations.

The Pro Forma Statement of Operations should be read in conjunction with:

•

the audited consolidated financial statements contained in HEP’s Annual Report on Form 10-K for the year ended December 31, 2021 and the unaudited consolidated financial statements contained in HEP’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022; and

•

the audited consolidated financial statements of STC and its subsidiaries comprised of the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of income, changes of stockholder’s equity, and cash flows for the years ended December 31, 2021 and 2020, which are included as an exhibit to HEP’s Current Report on Form 8-K filed on March 14, 2022 (as amended on March 16, 2022).

HOLLY ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2022

	Historical		Transaction Accounting Adjustments				Holly Energy Partners Pro Forma Combined
	Holly Energy Partners (1)	Sinclair Transportation Company (2)	Reclass Adjustments - Note 2	Pro Forma Adjustments - Note 3
Revenues:	(in thousands, except per unit amounts)
Affiliates	$92,254	$—	$13,271	$—			$105,525
Third parties	27,944	—	1,491	—			29,435
Sales and operating revenues	—	1,491	(1,491)	—			—
Sales to related parties	—	13,271	(13,271)	—			—

	120,198	14,762	—	—			134,960

Operating costs and expenses:
Operations (exclusive of depreciation and amortization)	42,625	—	10,959	—			53,584
Depreciation and amortization	22,187	1,974	—	1,258	(b	)	25,419
Cost of sales	—	10,959	(10,959)	—			—
General and administrative	4,312	273	—	—			4,585
Goodwill impairment	—	—	—	—			—

	69,124	13,206	—	1,258			83,588

Operating income	51,074	1,556	—	(1,258)			51,372

Other income (expense):
Equity in earnings of equity method investments	3,626	2,115	—	(752)	(c	)	4,989
Interest expense	(13,639)	—	—	(1,564)	(d	)	(15,203)
Interest income	12,647	2	—	—			12,649
Gain on sales-type leases	—	—	—	—			—
Gain on sale of assets and other	101	—	32	—			133
Other income (net)	—	32	(32)	—			—

	2,735	2,149	—	(2,316)			2,568

Income before income taxes	53,809	3,705	—	(3,574)			53,940
State income tax expense	(31)	—	—	—			(31)

Net income	53,778	3,705	—	(3,574)			53,909
Allocation of net (income) loss attributable to noncontrolling interests	(4,219)	—	—	1,092	(c	)	(3,127)

Net income attributable to the partners	49,559	3,705	—	(2,482)			50,782

Limited partners’ per unit interest in earnings—basic and diluted	$0.45						$0.40

Weighted average limited partners’ units outstanding	109,640			16,800	(a	)	126,440

1)	The historical results of operations of HEP include the results of operations of STC for the post-acquisition period from March 14, 2022 through March 31, 2022.
2)	The historical results of operations of STC include the period from January 1, 2022 through March 13, 2022.

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Statement of Operations”

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NOTE 1 — BASIS OF PRESENTATION

The HEP and STC historical financial information has been derived from HEP’s unaudited quarterly financial statements included on the most recent Quarterly Report on Form 10-Q, and the historical unaudited financial information of STC from January 1, 2022 to the Closing Date. Certain of STC’s historical amounts have been reclassified to conform to HEP’s financial statement presentation, as discussed further in Note 2. The Pro Forma Statement of Operations should be read in conjunction with each company’s historical financial statements and the notes thereto. The Pro Forma Statement of Operations gives effect to the HEP Transaction as if it had been completed on January 1, 2021. In the opinion of HEP’s management, all material adjustments have been made that are necessary to present fairly the Pro Forma Statement of Operations in accordance with Article 11.

The Pro Forma Statement of Operations does not purport to be indicative of the results of operations of the combined company that would have occurred if the HEP Transaction had occurred on the date indicated, nor is it indicative of HEP’s future results of operations. In addition, future results may differ significantly from those reflected in the Pro Forma Statement of Operations.

NOTE 2 — RECLASSIFICATION ADJUSTMENTS

The Pro Forma Statement of Operations has been adjusted as follows to reflect reclassifications of STC’s historical amounts to conform to HEP’s financial statement presentation.

Pro Forma Statement of Operations for the three months ended December 31, 2022 and 2021

•	Reclassification of $1.5 million from Sales and operating revenues to Revenues: Third parties;

•	Reclassification of $13.3 million from Sales to related parties to Revenues: Affiliates;

•	Reclassification of $11.0 million from Cost of goods sold to Operations (exclusive of depreciation and amortization); and

•	Reclassification of $32 thousand from Other income (net) to Gain on sale of assets and other.

NOTE 3 — PRO FORMA ADJUSTMENTS

The Pro Forma Statement of Operations includes the following pro forma adjustments:

(a)

Reflects the pro forma adjustment to the Weighted average limited partners’ units outstanding related to the issuance of 21 million common units of HEP for $349.0 million to STC as part of the preliminary purchase consideration for the HEP Transaction.

(b)

Reflects the pro forma adjustment to Depreciation and amortization, related to depreciation expense for the properties and equipment acquired based on the preliminary estimated fair values, calculated on a straight-line basis assuming an estimated 20.4 year weighted average useful life of the assets.

(c)

Reflects the pro forma adjustment related to the acquisition by HEP of STC’s 25.0% ownership in UNEV Pipeline LLC, which is reflected as an elimination from STC’s historical Equity in earnings of equity method investments and an elimination from HEP’s historical Allocation of net (income) loss attributable to noncontrolling interests. For the three months ended March 31, 2022, STC’s historical Equity in earnings of equity method investments was $0.8 million. For the three months ended March 31, 2022, HEP’s historical Allocation of net (income) loss attributable to noncontrolling interests was $1.1 million. The differences related to historical amortization expense recorded by STC for the three months ended March 31, 2022.

(d)

Reflects the pro forma adjustment to Interest expense for an increase of $1.6 million for the three months ended March 31, 2022, related to the $325.0 million of borrowings on the HEP senior secured revolving credit facility based on an effective interest rate of 2.5% per annum.

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